  As filed with the Securities and Exchange Commission on December 15, 1998.
                                                Registration No. 333-65827
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            _______________________


                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                        WADDELL & REED FINANCIAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                           51-0261715
                --------                           ----------
    (State or Other Jurisdiction of             (I.R.S. Employer
     Incorporation or Organization)            Identification No.)


                               6300 Lamar Avenue
                             OVERLAND PARK, KANSAS
                                     66202
                                (913) 236-2000

         (Address of Principal Executive Offices, including Zip Code)

                            _______________________


            1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN,
               1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND
                           1998 STOCK INCENTIVE PLAN

                           (Full Title of the Plans)

                         ----------------------------

        DANIEL C. SCHULTE                            COPY TO:
       ASSISTANT SECRETARY                      ALAN J. BOGDANOW
  WADDELL & REED FINANCIAL, INC.              HUGHES & LUCE, L.L.P.
        6300 LAMAR AVENUE                 1717 MAIN STREET, SUITE 2800
   OVERLAND PARK, KANSAS  66202                 DALLAS, TEXAS  75201
         (913) 236-2000                            (214) 939-5500

  (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                            _______________________

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                     PROPOSED                 PROPOSED
 TITLE OF EACH CLASS           AMOUNT                 MAXIMUM                  MAXIMUM                   AMOUNT OF
    OF SECURITIES              TO BE               OFFERING PRICE             AGGREGATE                REGISTRATION
  TO BE REGISTERED          REGISTERED(1)            PER SHARE(2)          OFFERING PRICE(2)                FEE
---------------------------------------------------------------------------------------------------------------------
Class A Common
 Stock, $.01 par              16,300,000               $17.16                $279,708,000                $82,514(3)
 value
---------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers an indeterminate additional amount of shares of the Registrant's Class A Common Stock to be offered or sold pursuant to the antidilution provisions of the 1998 Executive Deferred Compensation Stock Option Plan, 1998 Non-Employee Director Stock Option Plan and 1998 Stock Incentive Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of the Class A Common Stock, as reported on the New York Stock Exchange on October 9, 1998, in accordance with Rules 457(c) and (h)(1) promulgated under the Securities Act of 1933, as amended.
(3)  Previously paid.

                                   PROSPECTUS

                         WADDELL & REED FINANCIAL, INC.
                                4,190,094 SHARES
                      CLASS A COMMON STOCK, $.01 PAR VALUE
            ACQUIRED PURSUANT TO THE WADDELL & REED FINANCIAL, INC.
            1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN,
                1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND
                           1998 STOCK INCENTIVE PLAN


          Our stockholders identified below under the caption "Selling Stockholders" may offer to sell up to 4,190,094 shares of our Class A common stock.

          We have already issued to the selling stockholders the shares being offered by the selling stockholders, or we will issue the shares being offered by the selling stockholders prior to the sale of the shares. This offering is not part of the original issuance of the shares of Class A common stock. We will not receive any of the proceeds from the selling stockholder's sale of their shares. The selling stockholders may offer the shares in transactions on the New York Stock Exchange, in negotiated transactions, or through a combination of these methods. The selling stockholders may offer the shares at prices relating to the prevailing market prices or at negotiated prices.

          The Class A common stock is quoted on the NYSE under the symbol "WDR". On December 11, 1998 the last sale price of the Class A common stock, as reported on the NYSE, was $22.6875 per share.

                     ____________________________________

   INVESTING IN THE CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 4.

                     ____________________________________

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     ____________________________________

          You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. The selling stockholders may offer to sell, and seek offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Class A common stock.

                 This Prospectus is dated December 15, 1998.

                             AVAILABLE INFORMATION

          The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information may be inspected without charge at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Section is available by calling the Commission at 1-800-SEC-0330. Reports, proxy statements, information statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains information filed with the Commission. The Commission's Web site address is http://www.sec.gov.

          The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

          The Company has filed with the Commission a Registration Statement on Form S-8, (together with all exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Class A common stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                        Waddell & Reed Financial, Inc.
                               6300 Lamar Avenue
                         Overland Park, Kansas  66202
                          Attn:  Assistant Secretary
                                (913) 236-2000

          The following documents previously filed with the Commission pursuant to the Securities Act and the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

          (a) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

          (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

          (d) The description of the Registrant's Class A common stock contained in the Registrant's Registration Statement on Form 8-A, (the "Form 8-A") filed with the Commission on February 27, 1998, including any amendment or report filed for the purpose of updating such description; and

          (e) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the filing of the Form 8-A.

          All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, replaces or supersedes such statement. Any such statement so modified, replaced or superseded will be deemed, except as so modified, replaced or superseded, to constitute a part of this Prospectus.

                                 THE COMPANY

          We were founded in 1937 and are the third oldest mutual fund complex in the United States, having introduced the United family of funds in 1940. We focus on selling investment products to middle income Americans through our sales force. We are the exclusive underwriter and distributor of 36 mutual fund portfolios. Seventeen of these funds make up the United Group of Mutual Funds, 8 make up the Waddell & Reed Funds, Inc., and 11 make up the Target/United Funds, Inc. We also distribute underwritten variable annuities and life insurance products of Torchmark Corporation to our customers. We sell front-end loaded and contingent deferred sales charge mutual fund products.

          We are a Delaware corporation with our principal offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202 (telephone number 913-236-2000).

                                 RISK FACTORS

          You should carefully consider the following risk factors and warnings before making an investment decision. The risks described below are not the only ones that we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Class A common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this Prospectus.

          This Prospectus contains forward-looking statements. These statements refer to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "anticipates", "plans", "believes", "estimates", "predicts", "potential" or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below.
These factors may cause our actual results to differ materially from any forward-looking statement.

POTENTIAL ADVERSE EFFECTS ON OUR BUSINESS FROM A DECLINE IN SECURITIES MARKETS

          Our results of operations are affected by certain economic factors, including the level of the securities markets. The United States securities markets performed well for the last five years and the first half of 1998. This performance attracted a substantial increase in the investments in these markets, which benefited us and the funds. The United States securities markets have, however, been highly volatile. Most equity market indices have declined significantly since July 1998. In recent months the United States mutual fund industry experienced net redemptions for the first time in several years. If there is (1) a further decline in the securities markets; (2) a failure of the securities markets to return to prior levels or to sustain the levels of growth achieved prior to July 1998; or (3) continued or additional short-term volatility in the securities markets, there could be an adverse effect on our business. This could adversely and materially affect the market price of the Class A common stock.

          Because our revenues are largely based on the value of the assets that we manage, a decline in the value of these assets would adversely affect our revenues. Our growth is dependent to a significant degree upon the ability of the funds to attract and retain mutual fund assets. This may be difficult if there is an adverse economic environment. Our growth rate has varied from year to year, and we cannot assure you that our recent growth rates will continue.

POTENTIAL ADVERSE EFFECTS ON OUR BUSINESS IF THE FUNDS' PERFORMANCE DECLINES

          In order for us to succeed, the funds must have good investment performance. Good performance generally leads to (1) selling more shares in our funds, which results in higher revenues; (2) fewer owners of shares in the funds redeeming those shares and (3) us obtaining additional private institutional accounts, for which we may act as a subadvisor. If the funds have poor investment performance, this generally leads to (1) selling less shares in our funds; (2) more owners of shares in the funds redeeming those shares and (3) private institutional accounts being withdrawn from us, with corresponding decreases in our revenues. If the funds do not perform well, this could adversely and materially affect the market price of the Class A common stock.

OUR CONTRACTS CONTAIN TERMINATION PROVISIONS AND RENEWALS RISKS

          A substantial majority of our revenues are derived from investment management agreements with the funds that are terminable on 60 days' notice. In addition, the disinterested members of each fund's board or its shareholders must annually approve and renew each investment management agreement. If the board or shareholders of a significant number of the funds vote to terminate or not renew the agreements, this could have a material adverse effect on our business, financial condition and results of operations.

DIFFICULTIES IF WE CANNOT RECRUIT AND RETAIN KEY PERSONNEL AND SALES FORCE

          Our future success depends to a substantial degree on our ability to attract and retain qualified personnel to conduct our business. There is a great deal of competition for qualified fund managers, investment analysts and financial advisers, and this competition has increased in recent periods due to the growth of the mutual fund management industry. We anticipate that it will be necessary for us to add fund managers and investment analysts, and we have adopted a strategy intended to attract and retain fund managers and investment analysts. We cannot assure you, however, that we will be successful in our efforts to recruit and retain the required personnel.

          We are currently dependent on our sales force to sell our mutual fund and other investment products. Our future growth will be directly affected by the quality and quantity of financial advisers we are able to successfully recruit and retain.

WE HAVE COMPETITORS WITH GREATER RESOURCES

          The mutual fund distribution and service and investment management industries are very competitive and are undergoing substantial consolidations. Many organizations in these industries are attempting to market to and service the same clients as we are. These organizations offer mutual fund investments and services and a wide range of other financial products and services. Many of our competitors have more products and product lines, services and may also have substantially greater assets under management and financial resources. Many larger mutual fund complexes have developed relationships with brokerage houses with large distribution networks, which may enable these fund complexes to reach broader client bases.

WE MAY HAVE DIFFICULTIES IN EXECUTING OUR ACQUISITION STRATEGY

          We have no history of finding, acquiring or integrating other companies. We cannot assure you that we will (1) find suitable acquisition candidates at acceptable prices; (2) have sufficient capital resources to realize our acquisition strategy; (3) be successful in entering into definitive agreements for desired acquisitions or (4) successfully integrate acquired companies. We also cannot assure you that any such acquisitions, if consummated, will be advantageous to us.

WE MAY NOT SUCCESSFULLY IMPLEMENT OUR NEW INFORMATION SYSTEMS

          Some of our key information technology systems were developed solely to handle our particular information technology infrastructure. We are in the process of implementing new information technology and systems. We are implementing these new systems both internally and through outsourcing the data processing portion of our shareholder service functions. We believe that these new systems could facilitate the acquisition and integration of other mutual fund companies. We cannot, however, assure you that we will be successful in implementing the new information technology and systems or that the implementation of these systems will be completed in a timely manner or within our budget.

RISKS RELATING TO YEAR 2000 PROBLEMS MAY ADVERSELY AFFECT OUR BUSINESS

          Some computers, software, and other equipment include computer code in which calendar year data is abbreviated to only two digits. As a result, some of these systems will not operate correctly after 1999 because they may interpret "00" to mean 1900, rather than 2000 - widely known as the "Year 2000 Problem". These problems are likely to increase in frequency and severity as the year 2000 approaches. The Year 2000 Problem affects some of our computers, software and other equipment. If we fail to properly recognize and address the Year 2000 Problem in our systems, our business, financial condition and results of operations could be materially and adversely affected.

          We believe that we have identified most of the major computers, software and other equipment used in connection with our internal operations that must be modified, upgraded or replaced to minimize the possibility of a material disruption to our business. We have commenced the process of modifying, upgrading and replacing major systems that have been assessed as adversely affected, and we expect to complete this process before the occurrence of any material disruption of our business. We have commenced the process of identifying other computers, software and other equipment that may be affected by the Year 2000 Problem, and determining whether remedial action is needed. We expect to complete this process by the third quarter of 1999, and we estimate that the total costs of this effort will be $4.2 million for the five year period ending June 30, 2000. Total costs incurred to date are approximately $2.6 million.

  The Year 2000 Problem also affects some of our customers and major suppliers of computers, software, and other equipment. We have discussed the Year 2000 Problem with some of these customers and suppliers, but we cannot guarantee that they will resolve any or all Year 2000 Problems. If our customers and suppliers fail to resolve Year 2000 Problems, our business could be materially disrupted.

  We are developing contingency plans to minimize the impact of any Year 2000 Problems. We expect to complete these contingency plans by the end of the third quarter 1999.

OUR FINANCIAL ADVISERS COULD MISUSE MONEY AND INFORMATION

  Our financial advisers handle a significant amount of money and financial and personal information for people that invest in the funds and for people that purchase other investment and insurance products from us. Although we have implemented a system of controls to minimize the risk of misuse of such money and information, we cannot assure you that these controls will be adequate. We also cannot assure you that we can prevent taking or misuse of money or information. In the event of any taking or misuse, we could have liability and could also be subject to regulatory sanctions. Although we believe that we are adequately insured against such risks, we cannot assure you that such insurance will be maintained or that it will be adequate to meet any future liability.

POTENTIAL ADVERSE EFFECT ON CLASS A COMMON STOCK SHARE VALUE FROM DISPARATE VOTING RIGHTS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

  The holders of our Class A common stock and the Class B common stock have identical rights except that:

  . holders of Class A common stock have one vote per share while holders of Class B common stock have five votes per share;
  . holders of Class A common stock cannot vote on any alteration of the powers, preferences or special rights of the Class B common stock that would not adversely affect the Class A common stock; and
  . holders of Class B common stock cannot vote on any alteration of the powers, preferences or special rights of the Class A common stock that would not adversely affect the Class B common stock.

  For example, holders of one class of common stock could not vote on proposals to:

  .  decrease the voting power of the other class of common stock;
  .  decrease the right of the other class of common stock to receive dividends;
     or
  .  diminish the rights of the other class of common stock in liquidation.

     Investors or any potential future purchaser of our shares could view the superior voting rights of the Class B common stock to have value, which could adversely affect the value of the Class A common stock. The existence of two separate classes of common stock could result in less liquidity for either class of common stock than if there were only one class of common stock.

WE MAY NOT PAY DIVIDENDS; OUR HOLDING COMPANY STRUCTURE MAY LIMIT OUR AVAILABLE CASH FOR DISTRIBUTION

  Our Board of Directors currently intends to declare quarterly dividends on both the Class A common stock and the Class B common stock. Our Board of Directors has discretion over declaring and paying dividends. Whether or not the Board of Directors decides to pay dividends, and the amount of such dividends, will depend on many factors, including:

  .  general economic and business conditions;
  .  our strategic plans;
  .  our financial results and condition;
  . contractual, legal, and regulatory restrictions on the payment of dividends by us or our subsidiaries; and
  .  such other factors as the Board of Directors may consider to be relevant.

  We are a holding company, and, as such, our ability to pay dividends is subject to the ability of our subsidiaries to provide us with cash. We cannot assure you that our initial quarterly dividend level will be maintained or that we will pay any dividends in any future period.

WE COULD BE ADVERSELY AFFECTED BY CHANGES IN REGULATION

  Our investment management business is subject to extensive regulation in the United States, primarily at the Federal level, including regulation by the Commission. Changes in laws or regulations, or in governmental policies, could materially and adversely affect our business and operations.

PROVISIONS IN OUR CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW COULD DETER TAKEOVER ATTEMPTS

  Our Board of Directors may issue shares of preferred stock and may determine the price, rights, preferences, privileges and restrictions, including voting and conversion rights, of these shares of preferred stock. These determinations may be made without any further vote our action by our stockholders. The rights of the holders of Class A common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

  Some provisions in our Certificate of Incorporation and Bylaws and of Delaware law could also delay, prevent or make more difficult a merger, tender offer, or proxy contest involving our Company, including:

  . With certain exceptions, Section 203 of the Delaware General Corporation Law restricts certain mergers and other business combinations between us and any holder of 15% or more of our voting stock;

  . the prohibition of actions by stockholders without a meeting, unless our Board of Directors otherwise approves;
  . our Board of Directors is divided into three classes, each of which serves for a staggered three-year term; and
  . after Torchmark Corporation ceases to beneficially own at least a majority of the voting power, incumbent directors may not be removed without cause.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

  This Prospectus contains or incorporates by reference certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this Prospectus.

  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "anticipates", "plans", "believes", "estimates", "predicts", "potential" or "continue" or the negative of such terms or other comparable terminology.

  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

  Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any such forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform such statements to actual results.

                              SELLING STOCKHOLDERS

          The table below sets forth information with respect to the beneficial ownership of the Class A common stock of Waddell & Reed Financial, Inc. (the "Company") by the selling stockholders immediately prior to this offering and as adjusted to reflect the sale of shares of Class A common stock pursuant to the offering. Of the selling stockholders, only Keith A. Tucker, Henry J. Herrmann and Robert L. Hechler own or have the right to acquire through exercise of stock options, on the date hereof, in excess of one percent of the outstanding Class A common stock. All information with respect to the beneficial ownership has been furnished by the selling stockholders. The number of shares which may be sold by each such selling stockholders from time to time will be updated in supplements to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) of the Securities Act.

                                                                        Class A common stock
                                            Relationship with          Owned as of Shares to
        Name                                     Company                 October 31, 1998 (1)        Be Sold (2)
        ----                                -----------------          ----------------------        -----------
Keith A. Tucker                         Chairman of the Board,                    1,436,370           180,000  (3)
                                        Chief Executive Officer and                                   131,736  (4)
                                        Director                                                      135,496  (5)
                                                                                                      416,911  (6)
                                                                                                      270,992  (7)
                                                                                                      340,808  (8)
                                                                                                      465,689  (9)

Tucker KA Child Trust                                                                64,204            64,204  (9)

Henry J. Herrmann                       President, Chief Investment                 614,626           344,600  (3)
                                        Officer, Treasurer and                                         32,934  (4)
                                        Director                                                       40,649  (5)
                                                                                                       91,720  (6)
                                                                                                       75,044  (7)
                                                                                                      259,735  (9)

Robert L. Hechler                       Executive Vice President,                   341,582           292,200  (3)
                                        Chief Operating Officer and                                    32,934  (4)
                                        Director                                                       50,029  (6)
                                                                                                       33,353  (7)
                                                                                                      144,876  (9)

Harold T. McCormick                     Director                                      9,998             6,000 (10)
                                                                                                        6,714 (11)
                                                                                                       11,226 (12)
                                                                                                        6,036 (13)
                                                                                                        5,515 (23)
                                                                                                        6,428  (9)
                                                                                                        1,811 (14)

Louis T. Hagopian                       Director                                     25,060             6,000 (10)
                                                                                                        6,234 (11)
                                                                                                       11,519 (12)
                                                                                                        5,457 (23)
                                                                                                       20,703  (9)
                                                                                                        1,811 (14)


R. K. Richey                            Director                                    156,327             6,000 (10)
                                                                                                       14,481 (15)
                                                                                                       21,126 (16)
                                                                                                       90,540  (6)
                                                                                                       60,360 (17)

Richey Capital Partners, LTD                                                        189,519           94,814  (23)
                                                                                                      94,705   (9)

Richey RK Child Trust                                                                25,985            25,985  (9)

Joseph L. Lanier, Jr.                   Director                                     29,102             6,000 (10)
                                                                                                        5,891 (11)
                                                                                                       11,226 (12)
                                                                                                        5,483 (18)
                                                                                                       19,194  (9)
                                                                                                        1,811 (14)

William L. Rogers                       Director                                          0            10,000 (19)
                                                                                                       10,933 (12)

James M. Raines                         Director                                          0            10,000 (20)
                                                                                                       12,307 (21)

George J. Records                       Director                                      8,761             6,000 (10)
                                                                                                        5,873 (11)
                                                                                                       11,226 (12)
                                                                                                        6,036 (13)
                                                                                                        5,515 (23)
                                                                                                        5,191  (9)
                                                                                                        1,811 (14)

David L. Boren                          Director                                      3,018             6,000 (10)
                                                                                                        6,036 (13)
                                                                                                        1,811 (14)

Joseph M. Farley                        Director                                     18,229             6,000 (10)
                                                                                                        9,215 (12)
                                                                                                       16,418  (9)
                                                                                                        1,811 (14)

Michael D. Strohm                       Principal Accounting Officer                 17,594            16,800  (3)
                                                                                                       10,423  (6)
                                                                                                       10,423  (7)
                                                                                                        1,459  (9)

D. Tyler Towery                         Vice President                               33,740             5,420  (6)
                                                                                                        5,420  (7)
                                                                                                       17,510  (9)


Sharon K. Pappas                        Former Secretary                             13,207             16,800 (22)
                                                                                                         8,338 (24)
                                                                                                         8,338 (24)

_________________________

(1) In each case, the indicated number of shares of Class A common stock include both the number of shares held on the date indicated and the number of shares issuable upon exercise of stock options held by the selling stockholder within the next sixty days.

(2) Assumes all the shares of Class A common stock that may be offered are sold.

(3) All such options were granted on March 4, 1998 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire ten years and two days from the date of grant.

(4) All such options were granted on March 4, 1998 pursuant to the 1998 Executive Deferred Compensation Stock Option Plan. The options are exercisable in ten increments of 10% each commencing on March 4, 1999 and on each of the nine anniversaries thereafter and expire eleven years from the date of grant.

(5) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on December 17, 2004.

(6) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in two increments of 50% each on December 20, 1997 and December 20, 1998 and expire on December 21, 2005.

(7) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in two increments of 50% each on December 16, 1998 and December 16, 1999 and expire on December 17, 2006.

(8) All such options were granted on November 6, 1998 pursuant to the 1998 Executive Deferred Compensation Plan in connection with the spin-off of the Company by Torchmark. The options are exercisable in ten increments of 10% each commencing on January 31, 1998 and on each of the nine anniversaries thereafter and expire on January 30, 2008.

(9) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in connection with the spin-off of the Company by Torchmark. The options are immediately exercisable and expire on September 26, 2007.

(10) All such options were granted on March 4, 1998 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire ten years and two days from the date of grant.

(11) All such options were granted on March 4, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan. The options are exercisable in ten increments of 10% each commencing on March 4, 1999 and on each of the nine anniversaries thereafter and expire eleven years from the date of grant.

(12) All such options were granted on April 23, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan. The options are exercisable in ten increments of 10% each commencing on March 4, 1999 and on each of the nine anniversaries thereafter and expire eleven years from the date of grant.

(13) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in ten increments of 10% each commencing on December 18, 1997 and on each of the nine anniversaries thereafter and expire on December 17, 2007.

(14) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on January 3, 2008.

(15) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on December 8, 2002.

(16) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on December 17, 2004.

(17) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in two increments of 50% each on December 16, 1998 and December 16, 1999 and expire on December 17, 2006.

(18) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in ten increments of 10% each commencing on January 2, 1998 and expire on January 1, 2009.

(19) All such options were granted on April 15, 1998 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire ten years and two days from the date of grant.

(20) All such options were granted on July 22, 1998 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire ten years and two days from the date of grant.

(21) All such options were granted on August 5, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan. The options are exercisable in ten increments of 10% each commencing on March 4, 1999 and on each of the nine anniversaries thereafter and expire eleven years from the date of grant.

(22) All such options were granted on March 4, 1998 pursuant to the 1998 Stock Incentive Plan. The options are immediately exercisable and expire on October 31, 2001.

(23) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are immediately exercisable and expire on January 30, 2008.

(24) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are immediately exercisable and expire on October 31, 2001.

                                 PLAN OF DISTRIBUTION

    The Class A common stock being offered by the selling stockholders pursuant to this Prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest, regardless of whether such successors in interest are successors in interest with respect to the shares. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and on terms then prevailing or at prices related to the then-current market price of the Class A common stock, or in negotiated transactions. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under either of such rules rather than pursuant to this Prospectus.

    In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Act and a portion of any proceeds or sales discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Act.

                                 USE OF PROCEEDS

          The Company will not receive any proceeds from this offering.


                                 LEGAL MATTERS

          The validity of the shares of Class A common stock offered hereby has been passed upon for us by Hughes & Luce, L.L.P., Dallas, Texas.


                                    EXPERTS

          The Consolidated Financial Statements of the Company as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997 incorporated by reference into this Prospectus have been so included in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                INDEMNIFICATION

          The Company's Certificate of Incorporation provides that each person who was or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

          The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law; (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for transactions in which the director received an improper personal benefit. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment.

          Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                                              4,190,094 SHARES

                                         WADDELL & REED FINANCIAL, INC.

                                              CLASS A COMMON STOCK

                                                --------------

                                                  PROSPECTUS

                                                --------------

          TABLE OF CONTENTS

                                      Page
                                        --
Available Information                    1
Documents Incorporated by Reference      2
The Company                              3
Risk Factors                             3
Cautionary Statement Concerning          9
 Forward-Looking Statements
Selling Stockholders                    10
Plan of Distribution                    13
Use of Proceeds                         14
Legal Matters                           14
Experts                                 14
Indemnification                         14

                                                 December 15, 1998

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Waddell & Reed Financial, Inc. (the "Registrant" or the "Company") are incorporated by reference in this Registration Statement:

     (a) The Registrant's Rule 424(b) Prospectus, as filed under the Securities Exchange Act of 1933, as amended (the "Securities Act"), Registration Statement No. 333-43687;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as filed under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as filed under Section 13(a) of the Exchange Act;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as filed under Section 13(a) of the Exchange Act;

     (e) The description of the Registrant's Class A common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, (the "Form 8-A") filed with the Commission on February 27, 1998, including any amendment or report filed for the purpose of updating such description; and

     (f) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the filing of the Form 8-A.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the filing of the initial Registration Statement and any amendments thereto and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified, replaced or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies, replaces or supersedes such statement. Any statement so modified, replaced or superseded shall not be deemed, except as so modified, replaced or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation provides that each person who was or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another company, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

        The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law; (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for transactions in which the director received an improper personal benefit. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment.

        Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses

(including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

          4.1           Specimen of Stock Certificate (filed as Exhibit 4.1 to
                        the Company's Registration Statement on Form S-1
                        (Commission File No. 333-43687) and incorporated herein
                        by reference).
          4.2           1998 Executive Deferred Compensation Stock Option Plan
                        (filed as Exhibit 10.10 to the Company's Quarterly
                        Report on Form 10-Q for the quarter ended March 31, 1998
                        and incorporated herein by reference).
          4.3           1998 Non-Employee Director Stock Option Plan (filed as
                        Exhibit 10.9 to the Company's Quarterly Report on Form
                        10-Q for the quarter ended March 31, 1998 and
                        incorporated herein by reference).
          4.4*          1998 Stock Incentive Plan
          4.5           Form of Option Exchange Mailing Documents (filed as
                        Exhibit 4.5 to the Company's Registration Statement on
                        Form S-8 (Commission File No. 333-65827) and
                        incorporated herein by reference).
          4.6*          First Amendment to 1998 Executive Deferred Compensation
                        Stock Option Plan.
          5.1           Opinion of Hughes & Luce, L.L.P. (filed as Exhibit 5.1
                        to the Company's Registration Statement on Form S-8
                        (Commission File No. 333-65827) and incorporated herein
                        by reference).
          23.1          Consent of Hughes & Luce, L.L.P. (contained in Exhibit
                        5.1 hereto).
          23.2*         Consent of KPMG Peat Marwick LLP.
          24.1          Powers of Attorney (filed as Exhibit 24.1 to the
                        Company's Registration Statement on Form S-8 (Commission
                        File No. 333-65827) and incorporated herein by
                        reference).
______________________
* Filed herewith

ITEM 9.   UNDERTAKINGS.

          (a) The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          Act; (i)   To include any prospectus required by Section 10(a)(3) of
          the Securities

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 15, 1998.

                                 WADDELL & REED FINANCIAL, INC.


                                 By: /s/ Keith A. Tucker
                                    ----------------------------------
                                    Keith A. Tucker,
                                    Chairman of the Board and Chief
                                    Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        /s/ Keith A. Tucker
-----------------------------------      Chairman of the Board, Chief        December 15, 1998
          Keith A. Tucker               Executive Officer and Director
                                        (Principal Financial Officer)

       /s/ Henry J. Herrmann
-----------------------------------      President, Chief Investment         December 15, 1998
         Henry J. Herrmann              Officer, Treasurer and Director

      /s/ Robert L. Hechler
-----------------------------------   Chief Operating Officer, Executive     December 15, 1998
         Robert L. Hechler                Vice President and Director

      /s/ Michael D. Strohm
-----------------------------------      Principal Accounting Officer        December 15, 1998
        Michael D. Strohm

                *
-----------------------------------                Director                  December 15, 1998
        Harold  T. McCormick

                *
-----------------------------------                Director                  December 15, 1998
        Louis T. Hagopian

                *
-----------------------------------                Director                  December 15, 1998
           R. K. Richey

                *
-----------------------------------                Director                  December 15, 1998
        Joseph L. Lanier, Jr.


                *
-----------------------------------                Director                  December 15, 1998
          William L. Rogers

                *
-----------------------------------                Director                  December 15, 1998
          James M. Raines

                *
-----------------------------------                Director                  December 15, 1998
         George J. Records

                *
-----------------------------------                Director                  December 15, 1998
          David L. Boren

                *
-----------------------------------                Director                  December 15, 1998
          Joseph M. Farley

*By:  /s/ Daniel C. Schulte                                                  December 15, 1998
    -------------------------------
           Daniel C. Schulte
           Attorney-in-fact

                               INDEX TO EXHIBITS
                               -----------------

        4.1             Specimen of Stock Certificate (filed as Exhibit 4.1 to
                        the Company's Registration Statement on Form S-1
                        (Commission File No. 333-43687) and incorporated herein
                        by reference).
        4.2             1998 Executive Deferred Compensation Stock Option Plan
                        (filed as Exhibit 10.10 to the Company's Quarterly
                        Report on Form 10-Q for the quarter ended March 31, 1998
                        and incorporated herein by reference).
        4.3             1998 Non-Employee Director Stock Option Plan (filed as
                        Exhibit 10.9 to the Company's Quarterly Report on Form
                        10-Q for the quarter ended March 31, 1998 and
                        incorporated herein by reference).
        4.4*            1998 Stock Incentive Plan
        4.5             Form of Option Exchange Mailing Documents (filed as
                        Exhibit 4.5 to the Company's Registration Statement on
                        Form S-8 (Commission File No. 333-65827) and
                        incorporated herein by reference).
        4.6*            First Amendment to 1998 Executive Deferred Compensation
                        Stock Option Plan.
        5.1             Opinion of Hughes & Luce, L.L.P. (filed as Exhibit 5.1
                        to the Company's Registration Statement on Form S-8
                        (Commission File No. 333-65827) and incorporated herein
                        by reference).
        23.1            Consent of Hughes & Luce, L.L.P. (contained in Exhibit
                        5.1 hereto).
        23.2*           Consent of KPMG Peat Marwick LLP.
        24.1            Powers of Attorney (filed as Exhibit 24.1 to the
                        Company's Registration Statement on Form S-8 (Commission
                        File No. 333-65827) and incorporated herein by reference).

                        --------------------------
                        *Filed herewith